RPC Contact: Kristine Szarkowitz Director-Investor Relations kszarkowitz@radient-pharma.com (Tel :) 206.310.5323

RADIENT PHARMACEUTICALS COMPLETES PRIVATE PLACEMENT OF
PRIVATE FINANCING WITH GROSS PROCEEDS OF $7.5 MILLION

(TUSTIN, CA) February 2, 2011/Marketwire –Radient Pharmaceuticals Corporation (NYSE Amex: RPC), a US-based company specializing in the research, development, and international commercialization of In Vitro Diagnostic cancer tests, announced today it has completed the private sale of Convertible Notes (“Note”) and Warrants (“Warrant”) financing previously announced January 31, 2010.

The Company has received approximately $7,500,000 in gross proceeds pursuant to the sale of convertible notes pursuant to the securities purchase agreement with net proceeds from the financing of approximately $6,820,000.  The Company issued Convertible Promissory Notes in the aggregate principal amount of $8,437,500 (the “Notes”), at a purchase price of $888.88 for each $1,000 of principal amount of Notes, which are initially convertible into an aggregate of 14,062,500 shares of our common stock (“Note Shares”) to the Investors, and the Investors also received: (i) Series A Warrants (“Series A Warrants”) to purchase an aggregate of 14,062,500 shares of our common stock  (“Series A Warrant Shares”) at an initial exercise price of $0.67 per share and (ii) Series B Warrants (“Series B Warrants,” together with the Series A Warrant, the Warrants’) to purchase an aggregate of 7,031,250 shares of our common stock (the “Series B Warrant Shares,” together with the Series A Warrant Shares, the “Warrant Shares”) at an initial exercise price of $0.8175  per share for their investment.  Each of the Warrants has a term of five years from the date the Warrants are initially exercisable.

Additional information and full details regarding this transaction is available in the 8-K RPC filed on January 31, 2011 with the Securities and Exchange Commission (SEC).

This press release is not an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of the securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.  The securities were offered only to accredited investors.  The securities referenced herein have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

For additional information on Radient Pharmaceuticals, ADI and its portfolio of products visit the Company’s corporate website at www.Radient-Pharma.com. For Investor Relations information contact Kristine Szarkowitz at IR@Radient-Pharma.com or 1.206.310.5323.

About Radient Pharmaceuticals:
Headquartered in Tustin, California, Radient Pharmaceuticals is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure®Test Kits for colon-rectal cancer recurrence monitoring. The company’s focus is on the discovery, development and commercialization of unique high-value diagnostic tests that help physicians answer important clinical questions related to early disease-state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

RPC Contact Information:
For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or send e-mail to info@radient-pharma.com. For Investor Relations contact Kristine Szarkowitz at IR@RadientPharma.com or 1.206.310.5323.

Forward Looking Statements:
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company’s operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.

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